                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       TRITON ENERGY LIMITED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             TRITON ENERGY LIMITED
                         CALEDONIAN HOUSE, MARY STREET
                                 P. O. BOX 1043
                                  GEORGE TOWN
                          GRAND CAYMAN, CAYMAN ISLANDS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1996

To the Shareholders of
TRITON ENERGY LIMITED

    Notice is hereby given that the annual meeting of shareholders of Triton Energy Limited (the "Company"), a Cayman Islands company, will be held at 10:00 a.m., Dallas time, on Tuesday, May 7, 1996, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231 for the following purposes:

    (1) To elect three directors to serve until the third annual meeting of shareholders to occur after the May 7, 1996 meeting, or until their respective successors shall have been duly elected and qualified;

    (2) To consider and vote upon a proposal to adopt the second amendment and restatement of the Company's 1992 Stock Option Plan as described in the accompanying Proxy Statement;

    (3) To consider and vote upon a proposal to amend the Company's Amended and Restated 1985 Restricted Stock Plan to increase by 50,000 shares the number of the Company's Ordinary Shares available for issuance pursuant to the plan;

    (4) To consider and vote upon a proposal to approve the material terms of the performance goals that will be used by the Compensation Committee of the Board of Directors in determining annual bonuses for senior management; and

    (5) To consider and act upon such other matters as may properly come before the meeting.

    Only holders of record of Ordinary Shares at the close of business on March 29, 1996, are entitled to receive notice of and to vote at the meeting, or any adjournment or adjournments thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY TO THE COMPANY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY CARD SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE SHARES ARE REGISTERED.

    This notice, the Annual Report to Shareholders, the Proxy Statement and the proxy card that are enclosed herewith are sent to you by order of the Board of Directors of the Company.

                                          By Order of the Board of Directors

                                          Robert B. Holland, III
                                          SECRETARY

April 9, 1996

                             TRITON ENERGY LIMITED
                         CALEDONIAN HOUSE, MARY STREET
                                 P. O. BOX 1043
                                  GEORGE TOWN
                          GRAND CAYMAN, CAYMAN ISLANDS

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1996

                    SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished to the holders of Ordinary Shares, par value $.01 per share ("Ordinary Shares"), of Triton Energy Limited (the "Company"), a Cayman Islands company, in connection with the solicitation, by order of the Board of Directors on behalf of the management of the Company, of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 7, 1996 (the "Annual Meeting"), and at any and all adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card were first sent or given to shareholders was April 10, 1996.

    The purpose of the Annual Meeting is to consider and act upon (i) the election of three directors to serve until the third annual meeting of shareholders to occur after the Annual Meeting, or until their successors have been duly elected and qualified; (ii) a proposal to adopt the Second Amended and Restated 1992 Stock Option Plan (the "Option Plan"), which amended and restated plan would increase the number of Ordinary Shares available for issuance under the Option Plan from 3,700,000 shares to 4,700,000 shares and effect certain other amendments; (iii) a proposal to amend the Company's Amended and Restated 1985 Restricted Stock Plan (the "Stock Plan") to increase by 50,000 shares the number of Ordinary Shares available for issuance pursuant to the Stock Plan;
(iv) a proposal to approve the material terms of the performance goals that will be used by the Compensation Committee of the Board of Directors in determining annual bonuses for senior management; and (v) such other matters as may properly come before the Annual Meeting or any adjournment thereof.

    Proxies in the accompanying form that are properly executed, returned to the Company and not revoked will be voted at the Annual Meeting. Any shareholder has the unconditional right to revoke his proxy at any time before it is voted. Proxies may be revoked by duly executing a later dated proxy relating to the shares being voted or by attending the Annual Meeting and voting by ballot in person (attending the Annual Meeting without executing a ballot will not constitute revocation of a proxy). A proxy in the accompanying form which is properly executed, received by the Company and not revoked will be voted only as specified in the proxy. Unless the shareholder specifies otherwise, a proxy in the accompanying form which is properly executed, returned by a shareholder to the Company and not revoked will be voted (i) FOR the election of the three individuals who have been nominated by the Board of Directors to serve as directors of the Company; (ii) FOR approval of the proposal to adopt the second amended and restated Option Plan; (iii) FOR approval of the proposal to amend the Stock Plan; (iv) FOR approval of the material terms of the performance goals; and (v) at the discretion of the proxy holders with regard to any other matters that may properly come before the Annual Meeting.

    Management of the Company knows of no matters other than as described in the accompanying Notice of Annual Meeting that are likely to be brought before the Annual Meeting. However, if any other matters, not now known, properly come before such meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on such matters.

THE REORGANIZATION

    On March 25, 1996, the merger of a subsidiary of the Company into Triton Energy Corporation ("Triton Delaware") was effected and, as a result, each outstanding share of Common Stock of Triton Delaware was converted into one Ordinary Share of the Company and the Company continued the business of Triton Delaware. Information in this Proxy Statement as of a date or with respect to a period prior to March 25, 1996 relates to the Company's predecessor, Triton Delaware. No Equity Units were issued in the merger because the holders of less than 15% of the Common Stock of Triton Delaware elected to receive them.

                       VOTING AND PRINCIPAL SHAREHOLDERS

    At March 29, 1996, the Record Date (herein so called) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting, there were outstanding 35,926,275 Ordinary Shares held of record by approximately 5,300 shareholders. Each Ordinary Share is entitled to one vote on any matter to come before the Annual Meeting.

    The presence, in person or by proxy, of the holders of at least a majority of the Ordinary Shares entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Each Ordinary Share represented at the Annual Meeting in person or by proxy will be counted toward a quorum.
Approval of the proposal to elect the three nominees to serve as directors requires the affirmative vote of the holders of a plurality of the Ordinary Shares represented at the Annual Meeting and entitled to vote thereon. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. The holders of Ordinary Shares have no appraisal or similar rights with respect to any matter scheduled to be voted on at the Annual Meeting.

    Approval of the proposals to adopt the second amended and restated Option Plan, amend the Stock Plan and approve the material terms of the performance goals requires the favorable vote of the holders of a majority of the Ordinary Shares present, or represented, and entitled to vote at the Annual Meeting. Abstentions on such proposals may be specified and will have the same effect as a vote against such proposals, whereas broker non-votes will have no effect on the outcome of such proposals.

    The following table sets forth information as of March 29, 1996, except as noted below, regarding the beneficial ownership of the Company's Ordinary Shares by each person known to the Company to own 5% or more of the outstanding Ordinary Shares, each current director of the Company and each nominee for director, the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for the year ended December 31, 1995 and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all capital shares owned by them, unless otherwise noted.

                                                                                           AMOUNT AND
                                                                                             NATURE
NAME AND ADDRESS                                                                         OF BENEFICIAL      PERCENT
OF BENEFICIAL OWNER                                                                      OWNERSHIP (1)      OF CLASS
- --------------------------------------------------------------------------------------  ----------------  ------------
Oppenheimer Group, Inc. (2)...........................................................      4,636,534           12.9%
Dietche & Field Advisers, Inc. (3)....................................................      2,773,300            7.7
Lynch & Mayer, Inc. (4)...............................................................      2,276,500            6.3
Herbert L. Brewer.....................................................................         52,000          *
Ernest E. Cook........................................................................         53,299          *
Sheldon R. Erikson....................................................................         --              --
Ray H. Eubank.........................................................................         62,481          *
Thomas G. Finck.......................................................................        389,987            1.1
Jesse E. Hendricks....................................................................         45,135          *
Fitzgerald S. Hudson..................................................................        164,990(5)       *
John R. Huff..........................................................................         --              --
John P. Lewis.........................................................................         46,090          *

                                                                                           AMOUNT AND
                                                                                             NATURE
NAME AND ADDRESS                                                                         OF BENEFICIAL      PERCENT
OF BENEFICIAL OWNER                                                                      OWNERSHIP (1)      OF CLASS
- --------------------------------------------------------------------------------------  ----------------  ------------
Michael E. McMahon....................................................................         17,000          *
Wellslake D. Morse, Jr................................................................         45,683          *
Edwin D. Williamson...................................................................          7,600          *
J. Otis Winters.......................................................................         15,000          *
Nick G. De'Ath........................................................................        135,231          *
Robert B. Holland, III................................................................        205,902          *
Peter Rugg............................................................................        181,805          *
Al E. Turner..........................................................................         43,399          *
All directors and executive officers as a group (18 persons,
 including those individuals named above).............................................      1,714,856            4.6

- ------------------------
 *  less than 1%

(1) Includes shares held by or for the benefit of wives and minor children of directors and executive officers and entities in which directors or executive officers hold a controlling interest, and includes the number of shares indicated as follows that are issuable upon exercise of stock options that are exercisable or exercisable within 60 days and/or Convertible Subordinated Debentures that are convertible or convertible within 60 days:
    Messrs. Brewer and Hudson, 30,000 shares; Messrs. Cook, Eubank, Hendricks, Lewis and Morse, 45,000 shares; Mr. Finck, 381,250 shares; Messrs. McMahon and Winters, 15,000 shares; Mr. Williamson, 5,000 shares; Mr. De'Ath, 135,000 shares; Mr. Holland, 198,750 shares; Mr. Rugg, 180,000 shares; Mr. Turner, 42,998; and all directors and executive officers as a group, 1,497,540 shares. Certain directors and executive officers also own securities issued by corporations in which the Company owns a minority equity interest. Includes shares issuable upon exercise of options owned by trusts established by certain executive officers for the benefit of their family members as to which such executive officers disclaim beneficial ownership.

(2) Based  on a Schedule  13G filed with the  Securities and Exchange Commission
    dated  February  1,  1996.  The  address  of  Oppenheimer  Group,  Inc.   is
    Oppenheimer Tower, World Financial Center, New York, New York 10281.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission dated January 12, 1996. The address of Dietche & Field Advisers, Inc. is 437 Madison Avenue, New York, New York 10022.

(4) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 1, 1996. The address of Lynch & Mayer, Inc. is 520 Madison Avenue, New York, New York 10020.

(5) Includes 72,604 shares held by partnerships in which Mr. Hudson owns a 1% interest and for which Mr. Hudson serves as general partner.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    In accordance with the Articles of Association of the Company, directors of the Company are divided into three classes, with the term of office of each class being for three years. At the Annual Meeting it is proposed that the nominees listed below be elected as members of the Board of Directors with terms expiring in 1999. Each such director shall be elected to serve in such capacity until the third annual meeting of shareholders to occur after the Annual Meeting or until his respective successor is duly elected and qualified.

INFORMATION CONCERNING DIRECTORS

    Information concerning the nominees proposed by the Board of Directors for election as directors with terms expiring in 1999 along with information concerning the present directors whose terms of office will continue after the Annual Meeting, is set forth below.

    In the event that any of the below-named nominees for director becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for the election in his stead of such person as the Board of Directors may recommend. Unless otherwise instructed on the proxy, the proxy holders will vote the proxies received by them FOR the election of the nominees shown below:

                                                                          PRINCIPAL POSITIONS                  DIRECTOR
                     NAME                           AGE                     WITH THE COMPANY                     SINCE
- ----------------------------------------------     -----     ----------------------------------------------  -------------
                                                         NOMINEES
                                                         CLASS I
                                                    TERM EXPIRING 1999

Thomas G. Finck...............................          49   Chairman of the Board and Chief Executive
                                                              Officer                                               1992
Jesse E. Hendricks............................          82   Director                                               1965
Michael E. McMahon............................          48   Director                                               1993

                                              DIRECTORS CONTINUING IN OFFICE
                                                         CLASS II
                                                PRESENT TERM EXPIRES 1997

Ernest E. Cook................................          70   Director                                               1978
Ray H. Eubank.................................          68   Director                                               1969
Wellslake D. Morse, Jr........................          68   Director                                               1978
Edwin D. Williamson...........................          56   Director                                               1994

                                                        CLASS III
                                                PRESENT TERM EXPIRES 1998

Sheldon R. Erikson............................          54   Director                                               1995
Fitzgerald S. Hudson..........................          71   Director                                               1992
John R. Huff..................................          50   Director                                               1995
John P. Lewis.................................          59   Director                                               1987

    Mr. Finck became a director, President and Chief Operating Officer of the Company in August 1992. Effective January 1993, Mr. Finck became Chief Executive Officer and effective May 1995 he assumed the additional position of Chairman of the Board. From July 1991 to August 1992, Mr. Finck served as President and Chief Executive Officer of American Energy Group, an independent oil and natural gas exploration and production company. From May 1984 until June 1991, Mr. Finck served as President and Chief Executive Officer of Ensign Oil & Gas Inc., a private domestic oil and gas exploration company. Mr. Finck is the Chairman of the Board of Crusader Limited, the Company's 49.9% owned affiliate, and its subsidiary, Allied Queensland Coalfields, and a director of New Zealand Petroleum Company Limited, a New Zealand corporation 33.7% owned by the Company.

    Mr. Hendricks has been managing his personal investments for more than the past five years.

    Mr. McMahon became a Managing Director of Lehman Brothers in October 1994. Prior to joining Lehman Brothers, Mr. McMahon had been a partner in Aeneas Group, Inc., a subsidiary of Harvard Management Company, Inc., since January 1993. Harvard Management Company, Inc. is a private investment company responsible for managing the endowment fund of Harvard University. Mr. McMahon was primarily responsible for the fund's energy and commodities investments. From

1989 through 1992 Mr. McMahon was a Managing Director of Salomon Brothers, Inc., responsible for investment banking activities with energy and chemical companies worldwide. Mr. McMahon is a director of Tejas Power Corporation and Cairn Energy USA, Inc.

    Mr. Cook has been an independent oil and gas consultant and independent oil operator for more than the past five years. Mr. Cook is a director of Input/Output, Inc. and Marine & Mercantile Securities plc.

    Mr. Eubank has been a professional consulting engineer and independent oil operator for more than the past five years.

    Mr. Morse has been managing his personal investments for more than the past five years.

    Mr. Williamson has been a partner in the law firm of Sullivan & Cromwell since January 1, 1971, except from September 1990 to January 1993 when he served as the legal adviser of the United States Department of State.

    Mr. Erikson has served as President and Chief Executive Officer of Cooper Cameron Corporation, a petroleum and industrial equipment company, since January 1995 and has served as a director of such corporation since March 1995. Mr. Erikson was the Chairman of the Board from 1988 and President and Chief Executive Officer from 1987 to 1995 of The Western Company of North America, an oil and gas service company. Mr. Erikson is also a director of Bettis Corporation.

    Mr. Hudson's principal occupation since 1991 has been his position as general partner of Hudson Group Partners, a family investment partnership. From 1990 to 1991 Mr. Hudson was Chairman of the construction division of Willis Corroon, an insurance brokerage firm.

    Mr. Huff has served as President and Chief Executive Officer of Oceaneering International, Inc., a company providing engineering and intervention services primarily for underwater operations, since August 1986. Mr. Huff has served as Chairman of Oceaneering International, Inc. since 1990. Mr. Huff is also a director of BJ Services and Production Operators.

    Mr. Lewis has been Managing Partner of Lewis Partners, a private investment company engaged in mergers and acquisitions, primarily involving manufacturing and distribution companies, for more than the past five years.

    As far as is known to the Company, no family relationships exist between the directors and the nominees for director of the Company, or between the directors or nominees for director and the officers of the Company.

MEETINGS OF DIRECTORS AND COMMITTEES

    During the year ended December 31, 1995, the Board of Directors held six meetings. Each current director attended no less than 75% of these meetings and of the meetings of the committees of the Board of Directors on which he served.

    The Board of Directors has an Executive Committee, which has the authority, subject to restrictions imposed by Cayman Islands law and the Company's Articles of Association, to act for the Board of Directors. Messrs. Finck (Chairman), Erikson, Hendricks, Hudson, and Lewis currently are members of the Executive Committee. The Executive Committee did not meet during the year ended December 31, 1995.

    The Board of Directors has an Audit Committee, whose functions include the selection of the independent auditors, along with the review in conjunction with the independent auditors of the plans and scope of the audit engagement. The committee also reviews with the independent auditors the results of their examination, approves the fee charged by the independent auditors and reviews the Company's internal controls. Messrs. Lewis (Chairman), Cook, Eubank, Hendricks and Morse currently are members of the Audit Committee. The Audit Committee held five meetings during the year ended December 31, 1995.

    The Board of Directors has a Compensation Committee, which reviews and recommends the compensation to be paid to employees and reviews, interprets and helps administer the various existing stock option, restricted stock and convertible debenture plans of the Company. Messrs. Huff (Chairman), Erikson, McMahon, Morse and Winters currently are members of the Compensation Committee. The Compensation Committee held four meetings during the year ended December 31, 1995.

    The Board of Directors has a Nominating Committee, which is authorized by the Board of Directors to recommend nominees for election to the Board of Directors and nominees to fill additional directorships that may be created and to fill vacancies that may exist on the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders. Recommendations by shareholders should be submitted to the Secretary of the Company and should identify the nominee by name and provide detailed background information and comply with the other requirements of the Company's Articles of Association. Messrs. Hudson (Chairman), Huff, McMahon and Williamson currently are members of the Nominating Committee. The Nominating Committee held one meeting during the year ended December 31, 1995.

                                 PROPOSAL NO. 2
              APPROVAL OF SECOND AMENDED AND RESTATED OPTION PLAN

GENERAL

    A copy of the Option Plan, as proposed to be amended and restated, is attached to this Proxy Statement as Appendix A. The following is a brief summary of certain provisions of the Option Plan and is qualified in its entirety by reference to the full text of the Option Plan.

    CURRENT PROVISIONS OF OPTION PLAN. The Company adopted the Option Plan effective September 19, 1991 and the Company's shareholders approved the first amendment and restatement of the Option Plan at the Company's Annual Meeting held in 1993. Under the Option Plan, options to purchase up to 3,700,000 Ordinary Shares may be granted to employees, advisors and directors of the Company and its subsidiaries, including the chief executive officer and the other executive officers of the Company. The Option Plan requires that the purchase price per share under each option be not less than 100% of the fair market value of the Ordinary Shares on the date of grant and that the option period shall expire not more than ten years from the date the option is granted. Options granted under the Option Plan, other than directors' automatically granted options, generally become exercisable one year following the date of grant with respect to 25% of the Ordinary Shares covered thereby and vest 25% per year thereafter; provided that all unexercised options will become immediately exercisable upon a change of control. The Option Plan limits the number of shares that can be acquired by any individual upon exercise of options granted under the Option Plan to one-half of the total number of shares issuable under the plan. The Option Plan permits the exercise of options by the delivery of Ordinary Shares previously owned by the optionee in lieu of or in addition to cash. At the election of the Compensation Committee, which administers the Option Plan, options granted thereunder may be treated as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to compliance with the conditions specified therein. On or about November 15 each year non-employee directors are automatically granted options under the Option Plan to purchase 15,000 Ordinary Shares at the fair market value thereof at the time of grant. At March 29, 1996, in addition to non-employee directors, the Company had approximately 250 employees, all of whom were eligible to participate in the Option Plan, and there were outstanding options to purchase 3,098,027 Ordinary Shares under the plan. At March 29, 1996, 308,375 options were available for grant under the Option Plan. The closing price of the Company's Ordinary Shares on the New York Stock Exchange Composite Tape on March 29, 1996 was $55.75.

    AMENDMENTS. The Board of Directors of the Company has unanimously approved the adoption of the second amended and restated Option Plan, the primary amendments being (i) to increase the number of Ordinary Shares that may be
issued    upon   the   exercise   of    options   granted   under   the   Option

Plan from 3,700,000 shares to 4,700,000 shares; (ii) expressly to prohibit the committee from repricing options or otherwise substituting new options for previously granted options at a lower exercise price without shareholder approval; (iii) to provide that in the event a non-employee director is elected to the Board of Directors other than at an annual meeting, such director will automatically be granted an option to purchase 15,000 Ordinary Shares at the fair market value thereof at the time of grant; (iv) to change the date of the automatic grant of options to non-employee directors from November 15 of each year to May 15 of each year; (v) to make the rules governing the exercisability of non-employee directors' automatic options following termination of service consistent with those governing other nonqualified options; and (vi) to increase the Company's flexibility under the Option Plan by providing that (a) the Compensation Committee may consist of not fewer than two members; (b) with respect to participants whose transactions in the Company's equity securities are not subject to potential liability under Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 Liability"), generally all employees other than executive officers and directors, the restrictions currently imposed by the Option Plan requiring a minimum six-month holding period and limiting transferability to, or for the benefit of, family members for no consideration need not apply, and with respect to participants whose transactions are subject to Section 16 Liability, generally directors and executive officers ("Insiders"), such restrictions need not apply to the extent
Section 16 or the regulations thereunder are amended so as to remove or limit such restrictions; (c) with respect to participants who are not Insiders, the plan may be amended in any manner, and the terms of any options outstanding or granted under the Option Plan may be modified, by the Board of Directors without shareholder approval (except with respect to repricing as provided above), and with respect to Insiders, the plan may be amended and outstanding options may be modified by the Board of Directors without shareholder approval to the extent
Section 16 or the regulations thereunder are amended to remove or limit such restrictions (except with respect to repricing as provided above). Upon their election in 1995 to fill vacancies on the Board of Directors, each of Messrs. Erikson and Huff was granted an option to purchase 15,000 Ordinary Shares as an automatic grant, conditioned on approval of the second amendment and restatement of the Option Plan. Members of the Company's management and Board of Directors have indicated that they will vote all shares held by them in favor of the second amendment and restatement of the Option Plan and believe approval would be in the best interests of the Company and its shareholders.

    The Board of Directors believes that the continued success of the Company depends upon its ability to attract and retain highly qualified and competent employees, directors and advisors and that options under the Option Plan enhance that ability and provide motivation to the recipients of the options to advance the interests of the Company and its shareholders. The Board of Directors believes that it is necessary and advisable to increase the number of Ordinary Shares that may be issued upon exercise of options granted under the Option Plan at this time because there are only an aggregate of 317,165 options available for grant under the Option Plan or the Company's other stock option plans. The Board of Directors believes that the other amendments are desirable because they would increase the flexibility of the Compensation Committee in administering the Option Plan and add features that may make options more attractive to employees, directors and advisors, thereby increasing the effectiveness of the Option Plan.

    A vote in favor of Proposal No. 2 will be deemed approval of (i) the specific terms of the Option Plan, as amended and restated, (ii) the class of employees to which options may be granted (including the chief executive officer and the other executive officers of the Company), (iii) the formula by which the exercise price is determined (as described above) and (iv) the limitation on the number of shares any individual may acquire over the ten year term of the plan (as described above).

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

    INCENTIVE STOCK OPTIONS. No taxable income is realized by a participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the issuance of the shares upon exercise of the incentive stock option and more than two years after the date of the grant of the incentive stock option ("holding period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the participant will realize ordinary income and the Company will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the shares. Any further gain or loss will be taxable as a long-term or short-term capital gain or loss depending upon the holding period before disposition. Certain special rules apply if an incentive stock option is exercised by tendering stock.

    The difference between the incentive stock option exercise price and the fair market value, at the time of exercise, of the Ordinary Shares acquired upon the exercise of an incentive stock option may give rise to alternative minimum taxable income subject to an alternative minimum tax. Special rules also may apply in certain cases where there are subsequent sales of shares in disqualifying dispositions and to determine the basis of the shares for purposes of computing alternative minimum taxable income on a subsequent sale of the shares.

    NONQUALIFIED OPTIONS. No taxable income generally is realized by the participant upon the grant of a nonqualified stock option, and no deduction generally is then available to the Company. Upon exercise of a nonqualified stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income and will be deductible by the Company. The tax basis of shares acquired by the participant will be the fair market value on the date of exercise. When a participant disposes of shares acquired upon exercise of a nonqualified stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon exercise of the nonqualified stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss depending on the holding period of the shares. The exercise of a nonqualified stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

ISSUANCES OF OPTIONS UNDER THE OPTION PLAN

    The following table sets forth certain information regarding options that have been granted under the Option Plan to the persons or groups indicated since the plan's inception through March 29, 1996.

                                                                                  NUMBER OF SHARES      AVERAGE
                                                                                     SUBJECT TO        EXERCISE
NAME OR GROUP                                                                          OPTIONS           PRICE
- --------------------------------------------------------------------------------  -----------------  -------------
Ernest E. Cook..................................................................           75,000      $   40.43
Sheldon R. Erikson..............................................................           30,000          42.38
Ray H. Eubank...................................................................           75,000          40.43
Thomas G. Finck.................................................................          475,000          37.63
Jesse E. Hendricks..............................................................           75,000          40.43
Fitzgerald S. Hudson............................................................           60,000          40.03
John R. Huff....................................................................           30,000          42.38
John P. Lewis...................................................................           75,000          40.43
Michael E. McMahon..............................................................           45,000          40.17
Wellslake D. Morse, Jr..........................................................           75,000          40.43
Edwin D. Williamson.............................................................           30,000          44.13
Nick G. De'Ath..................................................................          195,000          38.94
Robert B. Holland, III..........................................................          285,000          37.12
Peter Rugg......................................................................          234,792          39.10
Al E. Turner....................................................................           80,000          42.69
All current executive officers as a group.......................................        1,465,344          37.79
All current directors who are not executive officers as a group.................          675,000          40.66
All employees, including current officers and executive officers, as a group....        3,018,800          37.76

                                 PROPOSAL NO. 3

                    APPROVAL OF AMENDMENT TO THE STOCK PLAN

GENERAL
    CURRENT PROVISIONS OF THE STOCK PLAN. The Company adopted the Stock Plan effective August 21, 1984 and the Company's shareholders approved the amendment and restatement of the Stock Plan at the Company's Annual Meeting in 1993. The Stock Plan offers two types of compensation -- the purchase of Ordinary Shares through payroll deductions (the "Share Purchase feature") and the grant of Ordinary Shares subject to certain restrictions on transfer (the "Restricted Share feature"). At March 29, 1996, approximately 250 persons were eligible to participate in the Stock Plan, and 9,327 Ordinary Shares were available for issuance under the plan.

    SHARE PURCHASE. Under the Share Purchase feature of the Stock Plan, eligible employees are able to purchase Ordinary Shares through payroll deductions. This is accomplished through semi-annual offerings of options to purchase Ordinary Shares (each an "Offering") from January 1 to June 30 and July 1 to December 31 of each year (each an "Offering Period"). Generally, any person who has been an employee of the Company or any subsidiary of the Company for a specified period of time prior to the commencement date of an Offering is eligible to participate in the Share Purchase feature during that Offering Period provided that no employee may participate under the Share Purchase feature if (i) such employee's rights to purchase shares under all employee share purchase plans (within the meaning of Section 423 of the Code) of the Company and any parent or subsidiary of the Company would accrue at a rate that exceeds $25,000 of fair market value of the shares (determined as of the grant date) for each calendar year in which such option is outstanding at any time or
(ii) the employee will own, after grant of the option, shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.

    Under the Share Purchase feature, eligible employees may purchase Ordinary Shares under their options by authorizing a payroll deduction of up to 15% of either their "base" or "gross" compensation (as defined in the Stock Plan) to be withheld by the Company. The restrictions on transfer described below do not apply to any shares purchased under the Share Purchase feature. The purchase price for the Ordinary Shares will be 85% of the lesser of (a) the market value of the shares as of the commencement date of the Offering or (b) the market value of the shares as of the last day of the Offering. The "market value" means the closing price of the Ordinary Shares on the New York Stock Exchange. As of March 29, 1996, 38,703 Ordinary Shares had been issued pursuant to the Share Purchase feature of the Stock Plan.

    RESTRICTED SHARES. Under the Restricted Share feature of the Stock Plan, Ordinary Shares ("Restricted Shares") may be granted to employees (including directors who are also employees) of the Company and its subsidiaries. Each grant of Restricted Shares under the Stock Plan confers upon the recipient the right to receive a specified number of Restricted Shares in accordance with the terms and conditions of each individual's written agreement entered into with the Company. The Stock Plan is administered by the Compensation Committee.

    Any Restricted Shares granted will be restricted with respect to the sale, transfer or other disposition, assignment, pledge or other hypothecation thereof for a period of four years from the date of grant. Restrictions lapse with respect to one-third of the shares annually, beginning on the second anniversary date of the effective date of issuance. In the event of an employee's death or retirement, the restrictions on the stock lapse. In the event of an employee's termination of employment for any reason other than death or retirement, the Committee may, in its sole discretion, waive the restrictions on the stock with respect to any or all of the Restricted Shares if the Committee determines such waiver to be in the best interest of the Company. As of March 29, 1996, 1,970 Ordinary Shares had been issued under the Restricted Share feature of the Stock Plan.

    AMENDMENT. The Board of Directors of the Company has unanimously approved the adoption of an amendment to the Stock Plan to increase the number of Ordinary Shares issuable under the Stock Plan by 50,000 shares and recommends that the shareholders vote for approval of the amendment. The Company expects that substantially all of such shares would be issuable through the Share Purchase feature of the Stock Plan.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK PLAN

    PURCHASES OF ORDINARY SHARES PURSUANT TO SHARE PURCHASE FEATURE. For federal income tax purposes, an employee's right to participate in an Offering is considered an option to purchase Ordinary Shares. As provided in Section 423 of the Code, the participant will not recognize taxable income on the grant of the options or the purchase of shares, even though the shares are purchased at less than their current fair market value. If a participant sells or otherwise disposes of the shares within two years after the date of the granting of the option pursuant to an Offering applicable to such shares or within one year after the shares were transferred to him under the Stock Plan, the disposition will be considered to be a disqualifying disposition and the participant generally must recognize ordinary income equal to the excess of the fair market value of the shares on their date of purchase over their actual purchase price. The Company is entitled to a deduction for this amount in the case of a disqualifying disposition, subject to any limitations as a result of Section 162(m) of the Code. If the participant sells or otherwise disposes of the shares more than two years after the date of the granting of the option pursuant to an Offering applicable to such shares and after one year from the date of the transfer of the shares to him pursuant to the Stock Plan, the ordinary income the participant must report will be the lesser of the amount, if any, by which the fair market value of the shares on the date of Offering exceeds the participant's actual purchase price or the excess, if any, of the fair market value of the shares at the time of the disposition over the participant's actual purchase price. The Company is not entitled to a tax deduction for this amount.

    The basis of any shares purchased pursuant to the Share Purchase feature of the Stock Plan is the actual purchase price of the shares increased by the amount of compensation income recognized by the participant. Any further gain or loss from a disposition of the shares will be taxable as long-term or short-term capital gain or loss depending upon the holding period before disposition. For shares held for more than one year, the participant will realize long-term capital gain or loss upon disposition. Certain special rules apply if a participant dies while owning shares acquired under the Stock Plan.

    GRANTS OF RESTRICTED SHARES. Unless a participant otherwise elects to be taxed upon receipt of Restricted Shares under the Stock Plan, he must include in his taxable income the difference between the fair market value of the shares and the amount paid, if any, for the shares, as of the first date the participant's interest in the shares is no longer subject to a substantial risk of forfeiture or such shares become transferable. The Company is entitled to a deduction for the amount so included in the participant's taxable income, subject to any limitation resulting from Section 162(m) of the Code. A participant's rights in Restricted Shares are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. Where Restricted Shares are subject to a substantial risk of forfeiture, the participant can elect to report the difference between the fair market value of the shares on the date of receipt and the amount paid, if any, for the shares as ordinary income in the year of receipt. To be effective, the election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the participant. The amount of taxable gain arising from a participant's sale of Restricted Shares acquired pursuant to the Stock Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the compensation element included by the participant in taxable income. For shares held for more than one year, the participant will realize long-term capital gain or loss upon disposition.

ISSUANCES UNDER THE STOCK PLAN

    SHARE  PURCHASE.    The  following  table  sets  forth  certain  information
regarding purchases of Ordinary Shares under the Stock Plan by the persons or groups indicated since the plan's inception through March 29, 1996.

                                                                                        NUMBER OF SHARES
NAME OR GROUP (1)                                                                           PURCHASED
- --------------------------------------------------------------------------------------  -----------------
Thomas G. Finck.......................................................................          1,659
Nick G. De'Ath........................................................................            231
Robert B. Holland, III................................................................          1,659
Peter Rugg............................................................................          1,640
Al E. Turner..........................................................................            748
All executive officers as a group.....................................................          6,685
All employees, including current officers and executive officers, as a group..........         38,703

- ------------------------
(1) Non-employee directors are not eligible to purchase shares under the Share Purchase feature of the Stock Plan.

    RESTRICTED STOCK. Since the Restricted Stock Plan's inception, no grants of Restricted Stock have been made to any director or executive officer of the Company, and an aggregate of 1,970 shares of Restricted Stock have been granted under the plan to employees of the Company.

                                 PROPOSAL NO. 4

                         APPROVAL OF PERFORMANCE GOALS

    Prior to year-end 1995 the Compensation Committee had considered the establishment of objective goals as a basis for its executive compensation recommendations, but until early 1996 had concluded that a subjective assessment of management's performance was more appropriate given the nature of the Company's exploration business, the status of the Company's major assets (including its

Colombian and Malaysia-Thailand interests), and the influence on the Company's results of operations and stock price of factors deemed largely beyond management's control. After year-end 1995, however, the Compensation Committee reconsidered the establishment of more objective goals as a basis for senior executive compensation in light of the Company's progress in achieving profitability and other corporate goals. As a result, the Committee decided that it would henceforth establish annual guidelines for senior executive compensation giving greater weight to the Company's share price performance compared to that of other companies in a peer group selected by the Committee (see "Stock Performance Chart" below) than to any other factor.

    Under the policies and procedures adopted by the Committee, the Committee (or a subcommittee consisting solely of two or more "outside directors" within the meaning of Section 162(m) of the Code) will, within 90 days after the commencement of each fiscal year, establish various performance goals for the then current year utilizing the following criteria ("Operating Criteria"):

    - Actual to planned performance;

    - Increases in proved and probable reserves and success in achieving significant new discoveries;

    - Increases in operating cash flow;

    - Improvements in capitalization and financing costs;

    - Increases in production; and

    - Successful implementation and operation of expense control measures.

    Within the same 90 day period the Committee (or an appropriate subcommittee) will determine the relative weight to be given achievement of various Operating Criteria and to the stock market performance of the Company's Ordinary Shares compared to the average performance of the shares of the companies in the selected peer group for the fiscal year in question. The Operating Criteria and share price performance objectives will be considered the "Performance Goals" for the year.

    As soon as practicable after each year end the Committee (or an appropriate subcommittee) will review the Company's and management's performance in achieving the pre-determined Performance Goals for the then ended fiscal year in determining senior management (i.e., the Chief Executive Officer and the Senior and Executive Vice Presidents who directly report to the Chief Executive Officer) annual bonuses and base salary adjustments. If the maximum Performance Goals are achieved, which the Committee would consider "outstanding", bonuses equal to 100% of the then ended fiscal year's base salary will be awarded to the Chief Executive Officer and 75% of the then ended fiscal year's base salary will be awarded to senior executives who report to the Chief Executive Officer, provided that no bonus awarded to any individual executive officer under these procedures will exceed $1 million. The Committee would award smaller bonuses if the Performance Goals were achieved to a lesser extent. The Committee retains the discretion it now has, and is proposed to have, under the Option Plan to award stock options to eligible recipients, including senior management. See "Proposal No. 2 -- Approval of Second Amended and Restated Option Plan." In considering annual stock option grants to senior management, however, the Committee intends to consider management performance using similar criteria applied over a longer period.

    The Board of Directors of the Company has unanimously approved the above changes in senior management compensation policy and recommends that the shareholders vote for approval of the material terms of the "Performance Goals".

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid during or with respect to the years ended December 31, 1995 and 1994, and the fiscal year ended May 31, 1994, to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were executive officers at December 31, 1995, based on salary and bonus earned during the year ended December 31, 1995. The Company changed its fiscal year end from May 31 to December 31, commencing January 1, 1995.

                                                                                                LONG TERM COMPENSATION
                                                                                            ------------------------------
                                                                                                        AWARDS
                                                  ANNUAL COMPENSATION                       ------------------------------
                              ------------------------------------------------------------     RESTRICTED       OPTIONS/
          NAME AND              FISCAL                                   OTHER ANNUAL             STOCK           SARS
     PRINCIPAL POSITION          YEAR       SALARY($)    BONUS($)       COMPENSATION(S)        AWARD(S)($)       (#)(1)
- ----------------------------  -----------  -----------  -----------  ---------------------  -----------------  -----------
Thomas G. Finck.............        1995      590,000      590,000            --                   --             100,000
  Chairman of the Board             1994(2)    566,667     300,000            --                   --              75,000
  and Chief Executive               1994      520,833      225,000            --                   --             150,000
  Officer
Nick G. De'Ath..............        1995      276,042      210,000            --                   --              50,000
  Senior Vice President,            1994(2)    212,500     150,000            --                   --              50,000
  Exploration                       1994      190,000       --                --                   --              75,000
Robert B. Holland, III......        1995      350,000      225,000            --                   --              60,000
  Senior Vice President,            1994(2)    329,167     150,000            --                   --              50,000
  General Counsel and               1994      314,583      150,000            --                   --             100,000
   Secretary
Peter Rugg..................        1995      325,000      250,000            --                   --              60,000
  Senior Vice President and         1994(2)    304,167     150,000            --                   --              50,000
  Chief Financial Officer           1994      279,167      100,000            --                   --             100,000
Al E. Turner................        1995      254,167      185,000            --                   --              40,000
  Senior Vice President,            1994(2)    205,000      50,000            --                   --              40,000
  Operations                        1994(3)     53,000      --                --                   --              20,000


                                 PAYOUTS
                              -------------
                                  LTIP            ALL OTHER
          NAME AND               PAYOUTS        COMPENSATION
     PRINCIPAL POSITION            (#)               ($)
- ----------------------------  -------------  -------------------
Thomas G. Finck.............       --                --
  Chairman of the Board            --                --
  and Chief Executive              --                --
  Officer
Nick G. De'Ath..............       --                --
  Senior Vice President,           --                --
  Exploration                      --                --
Robert B. Holland, III......       --                --
  Senior Vice President,           --                --
  General Counsel and              --                --
   Secretary
Peter Rugg..................       --                --
  Senior Vice President and        --                --
  Chief Financial Officer
Al E. Turner................       --                --
  Senior Vice President,           --                --
  Operations                       --                --

- ------------------------------
(1) Options to acquire Ordinary Shares. Options reported for 1995 were granted in February 1996 for performance during 1995. Does not include Debentures purchased by the named executive officers under the 1986 Convertible Debenture Plan. See "Debenture Purchase."

(2) Information is for the twelve month period ended December 31, 1994. Accordingly, information presented for the fiscal year ended December 31, 1994 overlaps (with respect to the five-month period from January 1, 1994 through May 31, 1994) with the information presented for the fiscal year ended May 31, 1994.

(3)  Mr. Turner joined the Company in March 1994.

OPTION GRANTS WITH RESPECT TO 1995

    The following table provides information regarding options granted to the named executive officers in February 1996 relating to performance during the year ended December 31, 1995. No options were granted to the named executive officers during 1995.

                                                                                               POTENTIAL REALIZABLE VALUE AT
                                                   INDIVIDUAL GRANTS                               ASSUMED ANNUAL RATES
                              ------------------------------------------------------------            OF STOCK PRICE
                                NUMBER OF      % OF TOTAL                                         APPRECIATION FOR OPTION
                               SECURITIES     OPTIONS/SARS                                                TERM(1)
                               UNDERLYING      GRANTED TO     EXERCISE OR                   -----------------------------------
                              OPTIONS/SARS    EMPLOYEES IN    BASE PRICE                        0%
                              GRANTED(#)(2)  FISCAL YEAR(3)    ($/SH)(4)   EXPIRATION DATE      --         5%($)       10%($)
                              -------------  ---------------  -----------  ---------------               ----------  ----------
Thomas G. Finck.............      100,000           14.6%      $   54.25     Feb. 8, 2006       --        3,411,753   8,646,053
Nick G. De'Ath..............       50,000            7.3%      $   54.25     Feb. 8, 2006       --        1,705,877   4,323,027
Robert B. Holland, III......       60,000            8.7%      $   54.25     Feb. 8, 2006       --        2,047,052   5,187,632
Peter Rugg..................       60,000            8.7%      $   54.25     Feb. 8, 2006       --        2,047,052   5,187,632
Al E. Turner................       40,000            5.8%      $   54.25     Feb. 8, 2006       --        1,364,701   3,458,421

- --------------------------
(1) The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Ordinary Shares from the date of grant to the expiration date. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, limited transferability or vesting over periods of up to four years.

(2) Options to acquire Ordinary Shares. Options become exercisable with respect to 25% of the shares covered thereby on each anniversary of the date of grant. In the event of a change of control of the Company, however, any unexercisable portion of the options will become immediately exercisable.

(3) Options are calculated as a percentage of the sum of all options granted in February 1996 to executive officers relating to 1995 performance and all other options granted in 1995.

(4) The exercise price is equal to the closing price of the Ordinary Shares as of the date of grant as reported on the New York Stock Exchange Composite Tape. The exercise price may be paid in Ordinary Shares owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee in its discretion.

OPTION EXERCISES DURING 1995 AND OPTION VALUES

    The following table provides information related to options exercised by the named executive officers during the year ended December 31, 1995 and the number and value of options held at year end, as well as the options granted in February 1996 relating to 1995 performance.

                                                                                                            VALUE OF
                                                                                                           UNEXERCISED
                                                                                  NUMBER OF SECURITIES     IN-THE-MONEY
                                                                                 UNDERLYING UNEXERCISED      OPTIONS/
                                                                                      OPTIONS/SARS           SARS AT
                                                SHARES                               AT FY-END (#)         FY-END($)(1)
                                              ACQUIRED ON          VALUE       --------------------------  -----------
                                              EXERCISE(#)       REALIZED($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE
                                           -----------------  ---------------  -----------  -------------  -----------
Thomas G. Finck..........................         --                --            281,250        293,750    $6,696,094
Nick G. De'Ath...........................         --                --             60,000        135,000    1,417,500
Robert B. Holland, III...................         --                --            100,000        185,000    2,490,625
Peter Rugg...............................         --                --             87,500        172,500    1,945,312
Al E. Turner.............................         --                --              9,998         70,002      262,448


                                           UNEXERCISABLE
                                           -------------
Thomas G. Finck..........................   $ 5,007,031
Nick G. De'Ath...........................     2,176,875
Robert B. Holland, III...................     3,281,250
Peter Rugg...............................     2,735,938
Al E. Turner.............................       912,553

- ------------------------
(1) Value at fiscal year end is calculated based on the difference between the option or SAR exercise price (including the February 1996 options) and the closing market price of the Ordinary Shares at December 30, 1995 multiplied by the number of shares to which the option relates. On December 30, 1995, the closing price as reported by the New York Stock Exchange Composite Tape was $57.375.

PENSION PLAN TABLE

    The following table lists estimated annual benefits payable upon retirement under the Company's Retirement Income Plan ("Retirement Plan"), including amounts attributable to the Company's Supplemental Executive Retirement Plan ("SERP"), to participants with varying average earnings levels and years of service.

                                                           YEARS OF CREDITED SERVICE
                                        ---------------------------------------------------------------
REMUNERATION                                10           15           20           25           30
- --------------------------------------  -----------  -----------  -----------  -----------  -----------
$200,000..............................  $    87,008  $    88,006  $    88,004  $    90,001  $    90,999
 250,000..............................      112,008      113,006      114,004      115,001      115,999
 300,000..............................      137,008      138,006      139,004      140,001      140,999
 350,000..............................      162,008      163,006      164,004      165,001      165,999
 400,000..............................      187,008      188,006      189,004      190,001      190,999
 450,000..............................      212,008      213,006      214,004      215,001      215,999
 500,000..............................      237,008      238,006      239,004      240,001      240,999
 550,000..............................      262,008      263,006      264,004      265,001      265,999
 600,000..............................      287,008      288,006      289,004      290,001      290,999
 650,000..............................      312,008      313,006      314,004      315,001      315,999

    Payments made under the Retirement Plan and SERP are based on years of service and annual earnings. Salary and wages are included in the calculation of average earnings, but bonuses, overtime, severance pay, overrides, royalties and fringe benefits are excluded.

    Under the Retirement Plan, the benefit which a participant is entitled to receive at his normal retirement date (age 65) is equal to .8% of his average monthly compensation multiplied by his years of service, not to exceed 30 years plus .65% of his excess average monthly compensation multiplied by his years of service, not to exceed 30 years. The Retirement Plan also provides an optional early retirement benefit under which a participant may qualify for a reduced pension after the attainment of age 55 and the completion of five years of service. Such benefit is further reduced if distribution commences prior to the participant's normal retirement date.

    The SERP provides supplemental retirement benefits to selected employees. The benefit levels under the SERP upon normal or early retirement are based on the participant's final average compensation at retirement reduced by the participant's accrued benefit under the Retirement Plan and further reduced by the participant's primary Social Security benefits. The normal retirement benefit is 50% of average compensation less 100% of anticipated social security less the Retirement Plan benefit (converted to the joint and 50% contingent option if the participant is married) multiplied by the accrual percentage. The accrual percentage is 10% for each completed year up to 100%. A participant's right to receive a benefit is forfeited in the event a participant's employment is terminated for cause. A participant accrues his retirement benefit over a ten-year period. In the event of a change in control, the participant will become fully accrued in the SERP benefit, the benefit will be distributed as a lump sum, and the participant will receive an additional payment as a "gross-up" to cover tax liabilities such that the net lump sum benefit is retained by the participant. A change of control is considered to have occurred based on the following: (i) the consummation of a merger or consolidation of the Company, where the Company is not the surviving corporation, or the sale or other transfer of all or substantially all of the Company's assets, (ii) the shareholders of the Company approve a plan of liquidation of the Company, (iii) any person or group becomes, without the prior approval of the Board of
Directors, a beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities of the Company representing 25% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors of the Company, unless the nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office.

    The SERP generally provides that a participant may elect to receive benefits under the SERP in equal monthly installments over a period of 15 years. The Company has purchased life insurance to fund the Company's obligations to participants.

    For the year ended December 31, 1995, the remuneration included in the computation of annual earnings under the Retirement Plan and the SERP for each of the executive officers named in the Summary Compensation Table was as follows: Thomas G. Finck, $590,000; Nick G. De'Ath, $300,000; Robert B. Holland, III, $350,000; Peter Rugg, $325,000; and Al E. Turner, $275,000. The years of credited service under the Retirement Plan and the SERP for each of those individuals was as follows: Thomas G. Finck, 3; Nick G. De'Ath, 2; Robert B. Holland, III, 3; Peter Rugg, 2; and Al E. Turner, 2.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of the Board of Directors of the Company is composed of non-employee directors. The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals:

        - Provision of incentives and rewards that will attract and retain highly qualified and productive people;

        -  Motivation of employees to high levels of performance;

        -  Differentiation of individual pay based on performance;

        -  Ensuring external competitiveness and internal equity; and

        -  Alignment of Company, employee and shareholder interests.

    The principal components of executive compensation are base pay, discretionary bonus, and long-term incentives in the form of stock options and convertible debentures. Executive compensation also includes various benefit and retirement programs. Each element has a somewhat different purpose and all of the determinations of the Compensation Committee regarding the appropriate form and level of executive compensation, including the compensation of the Chief Executive Officer, ultimately have been judgments based on the Compensation Committee's ongoing assessment and understanding of the oil and gas business and the Company's relative position in that business, and the Company and the Company's executive officers. After year-end 1995, the Committee determined that a more objective and systematic method for determining senior executive compensation was appropriate for future periods. See "Proposal No. 4 -- Approval of Performance Goals."

    Since August 1992, the Company has recruited successors to most of its senior management. In doing so, the Company negotiated separate compensation packages, the principal components of which were base salaries and stock options, with its current Chief Executive Officer, its Senior Vice Presidents (including its Chief Financial Officer, General Counsel and heads of exploration and operations), and several Vice Presidents. Those individuals' compensation packages were determined by negotiations based on what the Compensation Committee and the entire Board of Directors determined to be reasonable and necessary to attract and properly incentivize highly qualified senior executives. In exercising its judgment with respect to the amount of salary increases and bonuses to be paid to executive officers during 1995, the Compensation Committee noted in particular the significant improvement in the Company's share price during 1995, and the progress that had been achieved by the new senior management team in meeting various corporate objectives, including progress in negotiating agreements relating to the Malaysia-Thailand Joint Development Area, raising capital to finance the Company's substantial capital expenditures, restructuring the Company's assets and operations, disposing of non-core assets, resolving various contingencies, and enhancing the Company's reputation. The achievement of any one of these objectives was not, however, given greater weight than any other in determining salary and bonus amounts. The primary factor considered by the Compensation Committee in determining individual salary and bonus levels was the level of the position of each executive officer.

    The Compensation Committee believes that an emphasis on equity compensation is in the best interests of the Company's shareholders because it more closely aligns management and shareholder interests and maximizes the availability of cash for significant capital expenditures such as those contemplated for development of the Company's properties. At the same time, the Committee expects that individual members of management will from time to time dispose of portions of their equity positions. During 1995, the Committee granted options to various employees based on their performance, but did not grant options or approve salary increases or bonuses for senior management until after its review of 1995 performance and consideration of future senior executive compensation policy (except for a portion of 1995 bonuses paid to Messrs. De'Ath and Turner). In early 1996, the Committee applied the criteria it intends to apply in the future in determining senior management salary adjustments, bonuses and stock option grants resulting from 1995 performance. See "Proposal No. 4 -- Approval of Performance Goals." In determining how to allocate stock option grants among senior management, including the Chief Executive Officer, the Compensation Committee considered primarily the recipient's prior receipt of options. As noted above, in all cases, the Compensation Committee's specific decisions regarding individual option grants were ultimately based on the Compensation Committee's subjective judgments.

    CHIEF EXECUTIVE OFFICER'S 1995 COMPENSATION. The Compensation Committee determines the compensation of Thomas G. Finck, the Company's Chief Executive Officer and President, and is responsible for making all decisions with regard to his compensation. During 1992, Mr. Finck joined the Company as President and Chief Operating Officer. Mr. Finck's initial base compensation, the opportunity for an incentive bonus in the discretion of the Compensation
Committee and a stock option grant of 250,000 shares, was a package that resulted from negotiations with Mr. Finck, and was designed to induce Mr. Finck to join the Company and to align a significant portion of his potential compensation to shareholder interests. The Company also guaranteed $1.3 million in indebtedness incurred by Mr. Finck to finance the construction of his primary residence, which guarantee was released in 1996.

    Since 1992, Mr. Finck's salary has been increased, and he has been awarded bonuses and stock options and permitted to purchase convertible debentures, from time to time as his responsibilities have expanded and the Committee determined that his performance warranted. In considering external competitiveness as part of determining Mr. Finck's compensation, the Compensation Committee reviewed, among other things, executive compensation of other companies, including those listed under "Stock Performance Chart" taking into account perceived differences in the circumstances between the Company and those companies. Recommendations were examined in light of this information, but, because of perceived differences between the circumstances of these and other companies and those of the Company, the Committee did not engage in a company-by-company comparison of each element of compensation or corporate performance and there was no special attempt to set compensation in any particular relationship to such information. The Committee increased Mr. Finck's salary and paid him a bonus and awarded him stock options in early 1996 based on its evaluation of his performance as described above.

    COMPENSATION COMMITTEE MEMBERS. This report is submitted by the members of the Compensation Committee of the Board of Directors who served as such during 1995:

John R. Huff, Chairman
Sheldon R. Erikson                      Wellslake D. Morse, Jr.
Michael E. McMahon                      J. Otis Winters

STOCK PERFORMANCE CHART

    The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Ordinary Shares during the five years ended December 31, 1995 with the cumulative total return on (i) the S&P 500 Index and (ii) the peer group of the nine companies selected by the Compensation Committee as discussed in Proposal No. 4. The chart also presents the performance of the eleven-company peer group selected by the Company in connection with its 1995 Annual Meeting Proxy Statement. As discussed in Proposal No. 4, the Compensation Committee has selected a peer group consisting of businesses engaged in oil and gas exploration and development in connection with certain compensation comparisons, and the Company believes it is more appropriate to use that peer group for stock performance comparison purposes. The comparison assumes $100 was invested on December 31, 1990 in the Company's Ordinary Shares and in each of the foregoing indices and assumes reinvestment of dividends.

    The returns of each issuer in the foregoing groups have been weighted according to the respective issuer's stock market capitalization as of the beginning of each period.

                                                        DEC-90      DEC-91      DEC-92      DEC-93      DEC-94      DEC-95
Triton Energy                                            $100        $534        $540        $482        $544        $918
S&P 500-Registered Trademark-                            $100        $130        $140        $155        $157        $215
Custom Composite Index
 (9 Stocks)                                              $100        $86         $93         $114        $104        $125
Custom Composite Index
 (11 Stocks)                                             $100        $79         $69         $71         $70         $79

    The nine-Stock Custom Composite Index selected by the Compensation Committee consists of Anadarko Petroleum Corporation, Apache Corp., Enron Oil and Gas Corporation, Louisiana Land & Exploration, Mesa Petroleum Corporation, Oryx Energy Company, Santa Fe Energy Resources Inc., Seagull Energy Corporation and Union Texas Petroleum Holdings Inc. The eleven-Stock Custom Composite Index used in connection with the 1995 Annual Meeting Proxy Statement consists of Apache Corp., Enterprise Oil PLC, Lasmo PLC, Louisiana Land & Exploration, Murphy Oil Corp., Oryx Energy Company, Pogo Producing Company, Ranger Oil Ltd., Santa Fe Energy Resources Inc. and Union Texas Petroleum Holdings Inc.

EMPLOYMENT AGREEMENTS

    All executive officers of the Company have executed Employment Agreements with the Company. Among other provisions, these agreements provide that, in consideration for remaining in the employ of the Company, each such executive officer is entitled, subject to certain conditions, to receive certain benefits in the event of a change of control of the Company. If an officer of the Company is terminated for a reason other than (a) his death, disability or retirement,
(b) for cause, or (c) his voluntary termination other than for good reason, such officer would be entitled to receive from the Company a lump sum severance payment equal to the sum of the following amounts: (i) the officer's full base salary through his date of termination at the rate then in effect; (ii) an amount equal to three times the sum of (x) the highest of the officer's annual base salary in any of the three preceding years, (y) the highest of the aggregate bonuses received by the executive officer in any of the preceding three years and (z) the highest of the contributions made by the Company on the executive officer's behalf in respect of the Company's 401(k) plans in any of the three preceding years; (iii) certain relocation and indemnity payments, along with all legal fees and expenses incurred by the officer as a result of the termination; and (iv) in the event the executive officer is subject to the excise tax imposed by Section 4999 of the Code, as a result of the change of control, an additional "gross-up" amount such that, after payment of such excise tax and any other taxes on such additional amount, the officer would be entitled to a net amount equal to the amounts set forth in the agreement. In addition, in the event of a change of control, the executive officer would have the right to require the Company to purchase his options and Debentures at a price equal to the number of shares underlying such options and Debentures times the difference between the highest price paid in connection with the change of control and the exercise price or conversion price of such options and Debentures. Also, unless the executive officer is terminated for cause, the Company must maintain in effect for the continued benefit of the executive officer for a two-year period after the date of termination, all benefit plans and programs or arrangements (or similar plans and programs or arrangements) in which the executive officer was entitled to participate immediately prior to the date of termination.

DIRECTORS' COMPENSATION

    CASH REMUNERATION. During the year ended December 31, 1995 each director who was not also an officer or employee of the Company was entitled to receive $20,000 annually, plus $1,000 (or, $2,000 in the case of the committee chairmen) for each board or committee meeting attended. Members of the Board of Directors are also reimbursed for travel expenses to meetings of the Board of Directors and its committees.

    RETIREMENT PLAN FOR DIRECTORS. The Company has adopted a retirement plan for Directors to provide certain benefits to outside directors of the Company. In order to be entitled to receive any benefits under the retirement plan for Directors, a director must have served as an "outside director" for an aggregate of not less than five complete years or, if a director has served less than an aggregate of five complete years as an "outside director," (i) have had his service on the board as an "outside director" terminated due to death or disability or (ii) have a change of control of the Company occur while he was a director. An "outside director" is defined in the retirement plan as a director who is not a full or part-time employee of the Company or who, other than as a director, does not act, directly or indirectly, for the Company under any consulting contract or agreement for the provision of services which provides for compensation in excess of $60,000 during any fiscal year.

    Benefits under the Retirement Plan for Directors are payable quarterly and commence at the beginning of the Company's fiscal quarter next following the later of the date on which a director (i) attains age 65 or (ii) retires from the Board of Directors; provided that if a director retires from the board due to his death or disability, the payments to such director or his estate will commence at the beginning of the Company's fiscal quarter next following the date of such director's death or retirement, as the case may be. The payment of benefits continue for a period equal to the lesser of (i) the number of years and parts thereof, rounded upwards to the nearest six months, during which such director served as an outside director or (ii) ten years. The Company may elect in its discretion to pay a retired director, with the consent of such director or his estate, a lump sum.

    Under the Retirement Plan for Directors, the total benefits payable to a director for each year that he receives benefits thereunder are equal to the greater of (i) the annual stipend payable to such director effective for the fiscal year of the Company in which he retires or (ii) the annual stipend payable to such director for the Company's fiscal year prior to the fiscal year in which he retires.

    STOCK OPTION GRANTS. Pursuant to the Option Plan, on November 15 of each year, non-employee directors automatically receive grants of nonqualified stock options to purchase 15,000 shares of Ordinary Shares. The options become exercisable at the rate of 33-1/3% per year on each anniversary of the date of grant and terminate on the tenth anniversary of the date of grant. The exercise price of the options is equal to fair market value of the Ordinary Shares on the date of grant. Each of Messrs. Brewer, Cook, Erikson, Eubank, Hendricks, Hudson, Huff, Lewis, McMahon, Morse, Williamson and Winters on November 15, 1995 received options to purchase 15,000 Ordinary Shares at an exercise price of $52.00. In addition, Messrs. Erikson and Huff were each granted an option to purchase 15,000 Ordinary Shares at an exercise price of $32.75. Each such grant was made as an automatic grant in connection with his initial election to fill vacancies on the Board in 1995 and were conditioned on the approval of the second amendment and restatement of the Option Plan.

    STOCK APPRECIATION RIGHTS PLAN. Effective November 12, 1987, the Company adopted the 1988 Stock Appreciation Rights Plan (the "SAR Plan"). Under the SAR Plan, Stock Appreciation Rights ("SARs") equivalent in the aggregate of up to 200,000 Ordinary Shares, subject to adjustment as provided below, may be granted from time to time to non-employee directors of the Company. Presently, there are twelve directors eligible to participate in the SAR Plan. The SAR Plan is administered by the Board of Directors; however, the Board of Directors may in its discretion at any time delegate such administrative authority to a committee of the Board of Directors comprised of disinterested directors. The Board of Directors has no current intention to grant any additional SARs under the SAR Plan.

    An SAR, upon exercise, will allow the holder thereof to receive in cash the difference between the SAR's Price and the fair market value of the Ordinary Shares covered by the SAR on the date of exercise. The "SAR's Price" is established by the Board of Directors at the time the SARs are granted, at a price not less than the fair market value (and in no event less than the par value) of the Ordinary Shares covered by such SARs on the date of grant. Subject to the conditions described below, SARs granted under the SAR Plan generally become exercisable after one year following the date of grant with respect to 50% of the Ordinary Shares covered thereby. The remaining 50% increment becomes exercisable two years from the date of grant. The form of SAR Agreement also provides that in the event of a change of control all SARs shall automatically be accelerated and exercisable in full.

    The period during which an SAR may be exercised is specified in the Stock Appreciation Rights Agreement (the "SAR Agreement") with respect to each SAR granted. In any event, such period shall terminate at the earliest of (i) the expiration of 10 years from the date on which such SARs were granted, (ii) the expiration of three months from the date on which the holder terminates his or her membership on the Board of Directors except by reason of death or disability, or (iii) the expiration of 12 months after the holder's membership on the Board of Directors is terminated by reason of such holder's death or disability. During the year ended December 31, 1995, none of the Company's current directors exercised SARs.

    OTHER. From January 1, 1993, when he ceased to serve as Chief Executive Officer of the Company, until September 11, 1995, when he retired from the Board, William I. Lee received a monthly consulting fee of $15,000. Mr. Lee was retained as a consultant for a one year period beginning on the date of his retirement, for which he was paid $180,000.

CERTAIN TRANSACTIONS

    Lewis Partners, of which Mr. Lewis is the Managing Partner and holds a 30% profits interest, acted as advisor to Crusader Limited, a publicly traded Australian company 49.9% owned by the Company, in connection with the sale of Crusader's Irish coal briquetting operations in 1995 for which Lewis Partners received a fee of 175,000 Irish pounds.

DEBENTURE PURCHASE

    In May 1995, executive officers of the Company purchased from the Company under the Company's Convertible Debenture Plan an aggregate of $8,550,000 principal amount of Debentures convertible into Ordinary Shares at the conversion price of $42.75 per share, the market value of the Ordinary Shares at the date of purchase. The consideration for the Debentures given by each executive officer was a personal promissory note payable to the Company in the original principal amount of $1,710,000, the principal amount of the Debentures purchased. As a result of such purchases and prior purchases of Debentures under the plan, the executive officers were indebted to the Company in the amounts set forth below. The notes bear interest at the rate of prime (the interest rate payable by the Company under the Debentures) plus 1/8% per annum.

                                                                                                PRINCIPAL AMOUNT
                                                                                                       OF
           NAME                                         POSITION                                  INDEBTEDNESS
- --------------------------  -----------------------------------------------------------------  ------------------
Thomas G. Finck             Chairman of the Board and Chief Executive Officer                    $    3,217,500

Nick G. De'Ath              Senior Vice President, Exploration                                        2,463,750

Robert B. Holland, III      Senior Vice President, General Counsel and Secretary                      2,715,000

Peter Rugg                  Senior Vice President and Chief Financial Officer                         2,715,000

A. E. Turner, III           Senior Vice President, Operations                                         2,463,750

John P. Tatum               Executive Vice President, Operations                                      1,256,250

                              INDEPENDENT AUDITORS

    The Board of Directors has selected Price Waterhouse LLP as independent auditors to examine the Company's accounts for the year ending December 31, 1996. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                            SECTION 16 REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it with respect to the year ended December 31, 1995, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with except that William I. Lee, who retired from the Board of Directors in 1995, filed one Form 4 late relating to one transaction.

                             SHAREHOLDER PROPOSALS

    Any shareholder who desires to present proposals to the Company's 1997 Annual Meeting of Shareholders and to have such proposals set forth in the proxy statement mailed in conjunction with such Annual Meeting must submit such proposals to the Company no later than December 11, 1996. Any shareholder may submit any such proposal to Triton Energy Limited, Attention: Robert B. Holland, III, Esq., Senior Vice President, General Counsel and Secretary, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206. All shareholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

    The Annual Report to Shareholders for the period ended December 31, 1995, which includes financial statements, is enclosed herewith. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the Annual Meeting.

    A COPY OF THE ANNUAL  REPORT ON FORM 10-K  OF TRITON ENERGY CORPORATION  FOR
THE   PERIOD  ENDED  DECEMBER  31,  1995,  INCLUDING  FINANCIAL  STATEMENTS  AND

SCHEDULES BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO TRITON ENERGY LIMITED, ATTN: INVESTOR
RELATIONS, 6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400, DALLAS, TEXAS 75206 (TELEPHONE (214) 691-5200). THE COMPANY WILL ALSO FURNISH SUCH ANNUAL REPORT ON FORM 10-K TO ANY "BENEFICIAL OWNER" OF SUCH SECURITIES AT NO CHARGE UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO INVESTOR RELATIONS, AND CONTAINING A GOOD FAITH REPRESENTATION THAT, AT THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF SECURITIES OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 1996. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON THE PAYMENT OF A $.15 PER PAGE FEE.

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation thereof will be borne by the Company.

    Georgeson & Co., Inc. has been retained by the Company to aid in the solicitation of proxies, for a fee of $12,000 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company who will not receive additional compensation for such services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Ordinary Shares held by such persons, and the Company will reimburse them for reasonable expenses incurred by them in connection therewith.

    All information contained in the Proxy Statement relating to the occupations and security holdings of directors and executive officers of the Company is based upon information received from the individual directors and executive officers.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE ADDRESSED TO THE COMPANY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors
                                          Robert B. Holland, III
                                          SECRETARY

Dallas, Texas
April 9, 1996

                                                                      APPENDIX A

                             TRITON ENERGY LIMITED
                          SECOND AMENDED AND RESTATED
                             1992 STOCK OPTION PLAN

    This Plan amends and restates the 1992 Stock Option Plan, initially adopted by Triton Energy Corporation in November 1992, as amended and restated by Triton Energy Corporation in November 1993, and as assumed by the Company in connection with the merger of a subsidiary of the Company with and into Triton Energy Corporation in March 1996. Capitalized terms used herein are defined in Article I.

    To the extent permitted under Rule 16b-3 and any applicable law or regulation, the amendments effected hereby shall apply to all outstanding Stock Options previously granted under the Plan; provided that, to the extent that any such amendment to any previously granted Stock Option would have an Adverse
Consequence for a Participant, such amendment shall not so apply unless specifically consented to by the Participant.

    The Plan, as amended and restated, shall be effective as of April 9, 1996, subject to shareholder approval of the amendments effected hereby, except as provided herein and except for Discretionary Amendments which do not require shareholder approval.

                                    PURPOSE

    The purpose of the Plan is to help the Company and its Subsidiaries attract and retain Employees, Directors and Advisors and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options and Nonqualified Stock Options which will:

        (a) increase the interest of the Employees, Directors and Advisors in the Company's welfare;

        (b) furnish an incentive to the Employees, Directors and Advisors to continue their services for the Company or its Subsidiaries; and

        (c) provide a means through which the Company or its Subsidiaries may attract able persons to enter its employ or serve as Directors or Advisors.

    With respect to Reporting Participants, the Plan and transactions under the Plan (except as otherwise contemplated hereby) are intended to comply with all applicable conditions of Rule 16b-3. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                   ARTICLE I

                                  DEFINITIONS

    For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

    1.1 "Adverse Consequence" means (i) the loss of qualification of a Stock Option held by a Reporting Participant for special treatment under Rule 16b-3 or the commencement of a new holding period under such rule or (ii) the disqualification of an Incentive Stock Option for treatment as such under the Code.

    1.2 "Advisor" means any person performing services for the Company or any Subsidiary of the Company, with or without compensation, to whom the Company chooses to grant Stock Options in accordance with the Plan, provided that BONA FIDE services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital-raising transaction.

    1.3 "Board" means the Board of Directors of the Company as constituted from time to time.

    1.4 "Cause" means an act or acts involving a felony, fraud, willful misconduct, the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company, or other good cause. The term "other good cause" shall include, but shall not be limited to, habitual impertinence, a pattern of conduct that tends to hold the Company up to ridicule in the community, conduct disloyal to the Company, conviction of any crime of moral turpitude, and substantial dependence, as judged by the Committee, on alcohol or any controlled substance. To the extent that a Participant is a party to a written employment agreement with the Company or any Subsidiary that contains a provision setting forth consequences for termination for cause and a definition of cause, such definition shall control with respect to Stock Options.

    1.5 "Change in Control" means the occurrence of any of the following events:
(i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's Ordinary Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Ordinary Shares immediately prior to the merger would represent at least a majority of the common stock or ordinary shares of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes, without the prior approval of the Board, a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 25.0% or more of the Company's then outstanding securities having the right to vote in the election of Directors of the Company, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the Directors of the Company, unless the election, or the nomination for election, by the Company's shareholders, of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of the period.

    1.6 "Code" means the Internal Revenue Code of 1986, as amended.

    1.7 "Committee" means the committees appointed or designated by the Board in accordance with Section 2.1 of the Plan.

    1.8 "Company" means Triton Energy Limited, a Cayman Islands company.

    1.9 "controlled substance" means a drug, immediate precursor, or other substance listed in Schedules I-V of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended.

    1.10 "Date of Grant" means the effective date on which a Stock Option is awarded to an Employee, Director or Advisor as set forth in the Stock Option Agreement.

    1.11  "Director" means a member of the Board.

    1.12 "Disability" of a Participant shall be deemed to occur whenever a Participant is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuing period of not less than 12 months.

    1.13 "Discretionary Amendment" means any amendment to the Plan that does not require shareholder approval.

    1.14  "Employee" means an employee of the Company or of any Subsidiary.

    1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    1.16 "Fair Market Value" of an Ordinary Share means (i) the closing price per share on the principal stock exchange on which the Ordinary Shares are traded, or (ii) the mean between the closing or average (as the case may be) bid and asked prices per Ordinary Share on the over-the-counter market, whichever is applicable.

    1.17 "Incentive Stock Option" means an option to purchase Ordinary Shares granted to a Participant and which is intended to be treated as an "incentive stock option" under Section 422 of the Code.

    1.18  "1934 Act" means the Securities Exchange Act of 1934, as amended.

    1.19 "Non-discretionary Stock Option" means a Nonqualified Stock Option granted to a Non-Employee Director under Article IV.

    1.20 "Non-Employee Director" means a Director of the Company who is not an Officer or Employee.

    1.21 "Nonqualified Stock Option" means any Stock Option that does not qualify as an Incentive Stock Option.

    1.22  "Officer" means an officer of the Company or any Subsidiary.

    1.23 "Ordinary Shares" means the Ordinary Shares, par value $.01 per share, of the Company or in the event that the outstanding Ordinary Shares are hereafter changed into or exchanged for shares or other securities of the Company or another issuer, such other shares or securities.

    1.24 "Participant" means any Employee, Director or Advisor who is, or who is proposed to be, a recipient of a Stock Option.

    1.25 "Plan" means this Triton Energy Limited Second Amended and Restated 1992 Stock Option Plan, as amended from time to time.

    1.26 "Reporting Participant" means a Participant whose transactions in the equity securities of the Company give rise to potential liability under Section 16(b) of the 1934 Act.

    1.27 "Retirement" of a Participant shall be deemed to be retirement after reaching (i) age 65 or (ii) age 55 and having completed at least 10 years of service with the Company.

    1.28 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, as amended from time to time, or any successor provision.

    1.29 "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder from time to time.

    1.30 "Section 162(m) Exception" means the exception under Section 162(m) for "qualified performance-based compensation."

    1.31 "Stock Options" means any and all Incentive Stock Options and Nonqualified Stock Options granted pursuant to the Plan.

    1.32 "Stock Option Agreement" means an agreement between the Company and a Participant with respect to one or more of the Stock Options.

    1.33 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

                                   ARTICLE II

                          ADMINISTRATION; ELIGIBILITY

    2.1 ADMINISTRATION. The Plan shall be administered by a committee appointed by the Board, consisting of at least two Directors; provided that, (i) with respect to any Stock Option that is granted to a Reporting Participant, such committee shall consist of at least such number of Directors as are required from time to time by Rule 16b-3, and each such committee member shall qualify as a "disinterested person" under Rule 16b-3; and (ii) with respect to any Stock Option that is also intended to satisfy the requirements of the
Section 162(m) Exception, such committee shall consist of at least such number of Directors as are required from time to time to satisfy the Section 162(m) Exception, and each such committee member shall qualify as an "outside director" within the meaning of Section 162(m). Any member of the committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the committee may be filled by appointment by the Board.

    The Committee shall select one of its members to act as its Chairman, and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall have complete discretion and authority to (i) designate from time to time the persons to whom Stock Options will be granted, (ii) interpret the Plan, (iii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine the terms, details and provisions of each Stock Option Agreement, (iv) modify or amend any Stock Option Agreement or waive any conditions or restrictions applicable to any Stock Option or the exercise thereof, and (v) make such other determinations and, subject to the terms of the Plan, take such other action as it deems necessary or advisable; provided that, without the approval of shareholders (by vote or consent of shareholders representing a majority of the shares present at a meeting and entitled to vote), the Committee shall not amend or modify any outstanding Stock Option to decrease the exercise price thereof. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions  or  potential  contributions to  the  Company of  certain  of the
Participants or potential Participants. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

    With respect to restrictions ("mandated restrictions") in the Plan that are based on the requirements of Rule 16b-3, Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company's securities are listed, or any other applicable law, rule or restriction, to the extent that any such mandated restrictions are no longer applicable, the Committee shall have the discretion and authority to grant Stock Options that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Stock Options.

    2.2    ELIGIBILITY.   Any  Employee (including  an  Employee who  is  also a
Director or an Officer), Director (subject to the limits provided herein) and Advisor whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock

Options. The Committee's determinations under the Plan (including without limitation determinations of which persons, if any, are to receive Stock Options, the form, amount and timing of such Stock Options, the terms and provisions of such Stock Options and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees, Directors and/or Advisors who receive, or are eligible to receive, Stock Options under the Plan.

                                  ARTICLE III

                             SHARES SUBJECT TO PLAN

    The Committee may not grant Stock Options under the Plan for more than 4,700,000 shares of Common Stock of the Company (as may be adjusted in accordance with Article XI or XII hereof), and no Participant shall be eligible to receive more than 50% of such shares. Shares to be distributed and sold may be made available from either authorized but unissued Ordinary Shares or Ordinary Shares held by the Company in its treasury. Shares that by reason of the expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reofferred under the Plan.

                                   ARTICLE IV

                NON-EMPLOYEE DIRECTORS' AUTOMATIC STOCK OPTIONS

    4.1    ELIGIBILITY.   Only Non-Employee  Directors of  the Company  shall be
eligible to receive grants of the Stock Options provided under this Article IV.

    4.2 GRANT OF STOCK OPTIONS. Throughout the term of this Plan, on May 15 of each year, and, effective March 1, 1995, if a person is first appointed or elected as a Non-Employee Director other than at an annual meeting of shareholders of the Company then on the date of such appointment or election, the Committee shall grant to each Non-Employee Director of the Company a Nonqualified Stock Option to purchase 15,000 Ordinary Shares. The grant of Stock Options under this Article IV shall be evidenced by Stock Option Agreements setting forth the total number of shares subject to the Stock Option, the option exercise price, the term of the Stock Option and such other terms and provisions as are consistent with the Plan.

    4.3 OPTION EXERCISE PRICE. The exercise price for a Stock Option granted under this Article IV shall be equal to 100% of the Fair Market Value of an Ordinary Share on the Date of Grant. Notwithstanding anything to the contrary in this Section 4.3, the exercise price of each Stock Option granted pursuant to this Article IV shall not be less than the par value of an Ordinary Share.

    4.4 OPTION PERIOD. The option period for each Stock Option granted under this Article IV will terminate ten years from the Date of Grant. No Stock Option granted under this Article IV may be exercised at any time after its term.

    4.5 PAYMENT. Full payment for shares purchased upon exercise of a Stock Option granted under this Article IV shall be made either in (i) cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by Ordinary Shares, (iv) if permitted by the Committee, and if permitted under applicable law, by cash or certified or cashier's check for the par value of the shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Ordinary Shares, or (v) by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares purchased upon exercise of the Stock Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in Ordinary Shares, those shares shall be valued at the then Fair Market Value.

    4.6    EXERCISE  OF STOCK  OPTION.    Except only  as  specifically provided
elsewhere in this Plan, each Stock Option granted under this Article IV shall be exercisable in the following cumulative installments:

        FIRST INSTALLMENT. Up to 33 1/3% of the total optioned shares at any time after one (1) year following the Date of Grant.

        SECOND INSTALLMENT. Up to an additional 33 1/3% of the total optioned shares at any time after two (2) years following the Date of Grant.

        THIRD INSTALLMENT. Up to an additional 33 1/3% of the total optioned shares at any time after three (3) years following the Date of Grant.

    If an installment covers a fractional share, such installment will be rounded off to the next highest share, except for the final installment, which will be for the balance of the total optioned shares. No Stock Option granted under the Plan may be exercised at any time after ten years from the Date of Grant.

    Stock Options may not be exercised, nor may shares be issued under a Stock Option (i) until the Plan has been approved by the shareholders of the Company, if necessary to comply with Rule 16b-3 promulgated under the 1934 Act or with the applicable rules or regulations of any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted or (ii) if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.

                                   ARTICLE V

                     EMPLOYEES' AND ADVISORS' STOCK OPTIONS

    5.1 ELIGIBILITY. The Committee shall, from time to time, select the particular Employees (including any Employee who is also a Director or Officer) and Advisors to whom the Stock Options provided under this Article V are to be granted.

    5.2 GRANT OF STOCK OPTIONS. All grants of Stock Options under this Article V shall be awarded by the Committee at such times and for such amounts as the Committee may determine. In the discretion of the Committee, any grant to an Employee may be in the form of an Incentive Stock Option. The grant of Stock Options shall be evidenced by Stock Option Agreements setting forth the total number of shares subject to each Stock Option, the option exercise price, the term of the Stock Option, and such other terms and provisions as are consistent with the Plan.

    5.3 OPTION EXERCISE PRICE. The exercise price for a Stock Option granted under this Article V shall be determined by the Committee and shall be an amount not less than 100% of the Fair Market Value per Ordinary Share on the Date of Grant. Notwithstanding anything to the contrary in this Section 5.3, the exercise price of each Stock Option granted under the Plan shall not be less than the par value per share of an Ordinary Share.

    5.4 OPTION PERIOD. The option period for each Stock Option granted under this Article V will begin and terminate on the respective dates specified by the Committee but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after its term. The Committee may provide that Stock Options granted under this Article V may be exercised in installments and upon such terms, conditions and restrictions as it may determine.

    5.5 PAYMENT. Full payment for shares purchased upon exercise of a Stock Option shall be made in (i) cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by Ordinary Shares, (iv) if permitted by the Committee, and if permitted under applicable law, by cash or certified or cashier's check for the par value of the shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Ordinary Shares, or (v) by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares purchased upon exercise of the Stock Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in Ordinary Shares, those shares shall be valued at the then Fair Market Value.

    5.6 EXERCISE OF STOCK OPTION. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable Stock Option Agreements. Except as otherwise contained herein, Stock Options may not be exercised, nor may shares be issued under a Stock Option (i) until the Plan has been approved by the shareholders of the Company, if necessary to comply with Rule 16b-3 or with the applicable rules or regulations of any stock exchange or inter-dealer quotation system on which the Ordinary Shares are listed or quoted or (ii) if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.

    Subject to the provisions of Section 2.1, the foregoing paragraph and unless the Committee determines otherwise, the Stock Options granted hereunder shall be exercisable in the following cumulative installments:

        FIRST INSTALLMENT. Up to 25% of the total optioned shares at any time after one (1) year following the Date of Grant.

        SECOND INSTALLMENT.   Up  to an  additional 25%  of the  total  optioned
    shares at any time after two (2) years following the Date of Grant.

        THIRD INSTALLMENT. Up to an additional 25% of the total optioned shares at any time after three (3) years following the Date of Grant.

        FOURTH  INSTALLMENT.   Up  to an  additional 25%  of the  total optioned
    shares at any time after four (4) years following the Date of Grant.

    Notwithstanding the foregoing, the Committee shall have the right to accelerate the time at which any Stock Option granted under this Article V shall become exercisable. If an installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares. No Stock Option granted under the Plan may be exercised at any time after ten years from the Date of Grant.

    Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option will be deemed exercised for purposes of the Plan when (i) written notice of exercise has been received by the Company (which notice shall set forth the number of Ordinary Shares with respect to which the Stock Option is to be exercised and the date of exercise thereof) and (ii) payment of the Option Exercise Price is received by the Company in accordance with Section 5.5 above; provided that, with respect to a cashless exercise of any Stock Option (in accordance with clause (v) of Section 5.5 above), such Stock Option will be deemed exercised for purposes of the Plan on the date of sale of the Ordinary Shares received upon exercise.

                                   ARTICLE VI

                     LIMITATIONS ON INCENTIVE STOCK OPTIONS

    Notwithstanding the terms of Article V hereof, the following provisions of this Article VI shall apply to all Incentive Stock Options granted under the Plan.

    6.1 STOCK OWNERSHIP LIMITATION. In the case of an Incentive Stock Option, the Stock Option Agreement shall include provisions that may be necessary to assure that the option is an incentive stock option under the Code. No Incentive Stock Option may be granted to an Employee who owns more than 10% of the total combined voting power of all classes of shares of the Company or its Subsidiaries. This limitation will not apply if the option price is at least 110% of the fair market value of the Ordinary Shares on the Date of Grant and the option is not exercisable more than five years from the Date of Grant.

    6.2 OPTION PERIOD. Notwithstanding the provisions of Sections 4.4 and 5.4 hereof, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company (or any Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant.

    6.3 LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS. To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code.

    6.4 LIMITATION ON INCENTIVE STOCK OPTION CHARACTERIZATION. To the extent that any Stock Option fails to qualify as an Incentive Stock Option, such Stock Option will be considered a Nonqualified Stock Option.

                                  ARTICLE VII

                      TERMINATION OF EMPLOYMENT OR SERVICE

    In the event a Participant who is an Employee of the Company or any Subsidiary shall cease to be employed by the Company or a Subsidiary, or a Participant who is a Director or Advisor, shall cease to serve as a Director or Advisor, for any reason other than death, retirement, Disability or for cause,
(i) the Committee shall have the ability to accelerate the vesting of the Participant's Stock Option (other than a Non-discretionary Stock Option) in its sole discretion, and (ii) such Participant's Stock Option shall be exercisable (to the extent exercisable on the date of termination of employment or service as a Director or Advisor, or, if the Committee, in its discretion, has accelerated the vesting of such Stock Option, to the extent exercisable following such acceleration) (a) if such Stock Option is an Incentive Stock Option, at any time within three months after the date of termination of employment, unless by its terms the Stock Option expires earlier; or (b) if such Stock Option is a Nonqualified Stock Option, at any time within one year after the date of termination of employment or service as a Director or Advisor, unless by its terms the Stock Option expires earlier or unless the Committee agrees, in its sole discretion (except with respect to Non-discretionary Stock Options), to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. In addition, a Participant's Stock Option may be exercised as follows in the event such Participant ceases to serve as an Employee, Director or Advisor due to death, disability, retirement or for cause:

        (a) DEATH. Except as otherwise limited by the Committee at the time of the grant of a Stock Option, if a Participant dies while employed by the Company or a Subsidiary, or while serving as a Director or Advisor, or within three months after ceasing to be an Employee, Director or Advisor, his Stock Option shall become fully exercisable on the date of his death and shall expire 12 months thereafter, unless by its terms it expires sooner or the Committee agrees, in its sole discretion, to further extend the term of such Stock Option (other than an Incentive Stock Option); provided that the term of any such Stock Option shall not be extended beyond its initial term. During such period, the Stock Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Participant's personal representative or by the distributees to whom the Participant's rights under the Stock Option shall pass by will or by the laws of descent and distribution.

        (b) RETIREMENT. If a Participant ceases to be employed by the Company or a Subsidiary, or ceases to serve as a Director or Advisor, as a result of retirement, (i) the Committee shall have the ability to accelerate the vesting of the Participant's Stock Option (other than a Non-discretionary Stock Option, which shall automatically be accelerated) in its sole discretion, and (ii) the Participant's Stock Option shall be exercisable (to the extent exercisable on the effective date of such retirement or, if the vesting of such Stock Option has been accelerated, to the extent exercisable following such acceleration) (a) if such Stock Option is an Incentive Stock Option, at any time three months after the effective date of such retirement, unless by its terms the Stock Option expires earlier, and (b) if such Stock Option is a Nonqualified Stock Option, at any time within one year after the effective date of such retirement, unless by its terms the Stock Option expires sooner or the Committee agrees, in its sole discretion (except with respect to Non-discretionary Stock Options), to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term.

        (c) DISABILITY. If a Participant ceases to be employed by the Company or a Subsidiary, or ceases to serve as a Director or Advisor, as a result of Disability, the Participant's Stock Option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner or, unless the Committee agrees, in its sole discretion, to extend the term of such Stock Option (other than an Incentive Stock Option or Non-discretionary Stock Option); provided that the term of any Stock Option shall not be extended beyond its initial term.

        (d) CAUSE. If a Participant ceases to be employed by the Company or a Subsidiary, or ceases to serve as a Director or Advisor, because the Participant is terminated for Cause, the Participant's Stock Option shall automatically expire unless the Committee otherwise agrees in its sole discretion.

                                  ARTICLE VIII

                          AMENDMENT OR DISCONTINUANCE

    The Plan may be amended or discontinued by the Board, or, if the Board has specifically delegated this authority to the Committee, by the Committee, without the approval of the shareholders or Participants; provided that no amendment shall be made without approval of the shareholders of the Company if such approval is required under the Code, Rule 16b-3, the requirements of any exchange upon which the Company's securities are listed, or any other applicable law or regulation. In addition, no termination or amendment of the Plan may, without the consent of the Participant to whom any Stock Option has theretofore been granted, adversely affect the rights of such Participant with respect to such Stock Option. The Board may not amend the provisions of Article IV more than once during any six month period unless to comply with changes in the Code or ERISA, or any rules or regulations promulgated thereunder. In addition, notwithstanding the foregoing, neither the Board nor the Committee may substitute new Stock Options for previously granted Stock Options where such new Stock Options would have a lower exercise price than such previously granted Stock Options unless the shareholders of the Company approve such substitution.

                                   ARTICLE IX

                               EFFECT OF THE PLAN

    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Officer or Employee any right to be granted a Stock Option to purchase or receive Ordinary Shares of the Company or any other rights except as may be evidenced by a Stock Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and upon the terms and conditions expressly set forth therein.

                                   ARTICLE X

                                      TERM

    The Plan shall be submitted to the Company's shareholders for their approval; however, Stock Options may be granted under the Plan prior to the time of shareholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 15th day of September, 2003. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE XI

                              CAPITAL ADJUSTMENTS

    If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding Ordinary Shares through the declaration of a share dividend or through any recapitalization resulting in a stock split, combination, or exchange of Ordinary Shares, then and in such event:

        (i) An appropriate adjustment shall be made in the maximum number of Ordinary Shares then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding Ordinary Shares shall continue to be subject to being so awarded;

        (ii) An appropriate adjustment shall be made in the number of Ordinary Shares subject to being awarded to each Non-Employee Director of the Company under Article IV, to the end that the same proportion of the Company's issued and outstanding Ordinary Shares shall continue to be subject to being so awarded; and

        (iii) Appropriate adjustments shall be made in the number of Ordinary Shares and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding Ordinary Shares in each instance shall remain subject to purchase at the same aggregate exercise price.

    Any fractional shares resulting  from any adjustment  made pursuant to  this
Article XI shall be rounded to the nearest whole share for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of any class, or securities convertible into shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Ordinary Shares then subject to outstanding Stock Options granted under the Plan.

                                  ARTICLE XII

                   RECAPITALIZATION, MERGER AND CONSOLIDATION

        (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger, share exchange or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares ranking prior to or otherwise affecting the Ordinary Shares or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b) Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation in any merger, share exchange or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of Ordinary Shares subject to the Stock Option would have been entitled.

        (c) In the event of any merger, share exchange or consolidation pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Ordinary Share subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of shares or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the shareholders of the Company in respect of each Ordinary Share held by them, such outstanding Stock Options to be thereafter exercisable for such shares, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, all such Stock Options may be cancelled by the Board as of the effective date of any such reorganization, merger or consolidation, or of any proposed sale of substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, whether or not vested in accordance with their original terms.

        (d)  In  the  event  of  a  Change  in  Control  of  the  Company, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.

        (e) In case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise thereof (in lieu of each Ordinary Share which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Ordinary Share. In the event that the Company shall, at any time prior to the expiration of any Stock Option make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the Ordinary Shares (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per Ordinary Share.

        (f) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Committee shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

                                  ARTICLE XIII

                   OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS
                         GRANTED BY OTHER CORPORATIONS

    Stock Options may be granted under the Plan from time to time in substitution for stock options held by employees of a corporation who become or are about to become Employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary or a sale of substantially all of the assets of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

    14.1  TRANSFERABILITY OF STOCK OPTIONS.

    (a) INCENTIVE STOCK OPTIONS. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Stock Option Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Company may waive or modify any limitation contained in this Section 14.1 that is not required for compliance with Section 422 of the Code.

    (b)  NONQUALIFIED STOCK OPTIONS.

        (1) PARTICIPANTS OTHER THAN REPORTING PARTICIPANTS. With respect to Nonqualified Stock Options granted hereunder to any Participant who is not a Reporting Participant, the Committee may, in its sole discretion, provide in any Stock Option Agreement (or in an amendment to any existing Stock Option Agreement) such provisions regarding transferability of the Nonqualified Stock Options as the Committee, in its sole discretion, deems appropriate.

        (2) REPORTING PARTICIPANTS. Except as may be specified by the Committee in accordance with the following paragraph, a Nonqualified Stock Option granted to a Reporting Participant may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of ERISA, or the rules thereunder. The designation by a Reporting Participant of a beneficiary will not constitute a transfer of the Stock Option.

        The Committee may, in its sole discretion, provide in any Stock Option Agreement (or in an amendment to any existing Stock Option Agreement) that Nonqualified Stock Options granted hereunder to a Reporting Participant may be transferred to members of the Reporting Participant's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer. The Committee may waive or modify any limitation contained in this Section 14.1(b)(2) that is not required for compliance with Rule 16b-3.

    14.2 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the Ordinary Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

    14.3 NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or the grant of any Stock Option confers upon any Employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any Employee at any time (subject to any contract rights of such Employee).

    14.4 SHAREHOLDERS' RIGHTS. The holder of a Stock Option shall have none of the rights or privileges of a shareholder except with respect to shares which have been actually issued.

    14.5  TAX WITHHOLDING.

        (a) Whenever Ordinary Shares are to be issued in satisfaction of a Stock Option granted hereunder, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

        (b) When a Participant is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with a Stock Option, such payment may be made (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of Ordinary Shares already owned by the Participant having a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld, (iv) through the withholding by the Company ("Company Withholding") of a portion of the Ordinary Shares acquired upon the exercise of the Stock Options (provided that, with respect to any Stock Option held by a Reporting Participant, at least six months has elapsed between the Date of Grant of such Stock Option and the exercise involving tax withholding) having a Fair Market Value on the Tax Date equal to the amount required to be withheld, or (v) in any other form of valid consideration, as permitted by the Committee in its discretion; provided that a Reporting Participant shall not be permitted to satisfy his or her withholding obligation through Company Withholding unless required to do so by the Committee, in its sole discretion. The Committee may waive or modify any limitation contained in this Section that is not required for compliance with Rule 16b-3.

        (c) As a condition to the issuance of Ordinary Shares covered by any Incentive Stock Option, the party exercising such Stock Option shall give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of Ordinary Shares covered by an Incentive Stock Option that the party exercising such Stock Option give a satisfactory written representation promising to make such a remittance.

    14.6 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any Officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any Officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

    14.7 GOVERNMENT REGULATIONS. Notwithstanding any of the provisions hereof, or of any written agreements evidencing Stock Options granted hereunder, the obligation of the Company to sell and deliver shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required. The Participant shall agree not to exercise any Stock Option, and the Company shall not be obligated to issue any shares, if the exercise thereof or if the issuance of shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.

                            TRITON ENERGY LIMITED
                    PROXY-ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Thomas G. Finck and Robert B. Holland, III, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Triton Energy Limited owned by the undersigned, at the Annual Meeting of Shareholders to be held at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231 on Tuesday, May 7, 1996, 10:00 a.m., local time, upon such business as may properly come before the meeting or any adjournment including the following as set forth on the reverse side.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, (ii) FOR
THE APPROVAL OF THE PROPOSAL TO ADOPT THE SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN, (iv) FOR APPROVAL OF THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS AND (v) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, AS SUCH PROPOSALS ARE MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT (THE "PROXY STATEMENT")


        (Continued, and to be signed and dated on reverse side)

                                                          /X/ PLEASE MARK
                                                              YOUR VOTES AS
                                                              IN THIS EXAMPLE

            THIS PROXY IS SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS

                   ____________________
                        ORDINARY

1. Election as Directors of the
   nominees listed below
   (except as indicated to the
   contrary below).

    FOR     WITHHELD
    / /       / /

Nominees: Thomas G. Finck, Jesse E. Hendricks and Michael E. McMahon

/ /
______________________________________
For all nominees except as noted above

2. Adoption of the second amended and restated 1992 Stock
   Option Plan.

    FOR     AGAINST     ABSTAIN
    / /       / /         / /

3. Amendment of the amended and restated 1985 Restricted
   Stock Plan to increase by 50,000 shares the number of shares available for issuance pursuant to the plan.

    FOR     AGAINST     ABSTAIN
    / /       / /         / /

4. Approval of the material terms of the performance goals as described in the Proxy Statement.

    FOR     AGAINST     ABSTAIN
    / /       / /         / /

5. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

Please date, sign exactly as shown hereon and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or trustee, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

Signature __________________________________  Date _______________________
Signature __________________________________  Date _______________________


             This proxy may be revoked prior to the
         exercise of the powers conferred by the proxy.